SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 2, 2008
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-131875	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 : Entry into Material Definitive Agreement

On December 2, 2008 (the “Second Closing”), Zion Oil & Gas, Inc. (the “Company”) accepted subscription agreements in a total amount of $662,100 received from 236. subscribers to its follow-on public offering of units (each a “Unit”) of its securities (the "Offering"). The Offering is the subject of the Company's Registration Statement on Form S-3 which was declared effective on May 14, 2008 (the "Registration Statement"). Each unit consists of (i) one share of common stock, par value $.01 per share, and (ii) one warrant to purchase one share of common stock at a per share exercise price equal to $7.00. Pursuant to the accepted subscription agreements, the subscribers subscribed for 66,210 Units, corresponding to 66,210 shares of common stock and warrants for an additional 66,210 shares of common stock to be issued by Zion. Of the total subscriptions subject of the accepted agreements, $542,100 were for cash and $120,000 were debt conversion. The Company held on October 24, 2008, an initial closing on the Offering in which it issued, at such closing, 350,994 Units in such closing.

At the Second Closing, the Company issued instructions to the escrow agent to disburse proceeds of the cash subscriptions in the amount of $498,732 to the Company. The remaining $43,368 of funds in the escrow account were distributed at the Second Closing to Brockington Securities Inc., the underwriter of the offering, and its placement agents, in accordance with the terms of the underwriting agreement as described in the Registration Statement, as follows: $ 27,105 in commissions and $16,263 of expense reimbursement.

The Units are tradable until the 30th day after the Termination Date (as defined below) of the Offering, at which time the shares and the warrants included in the Unit will separate and trade separately, and the Unit as such will cease to exist. The warrant included in the unit will first become exercisable only on the 31st day following the Termination Date and will continue to be exercisable through January 31, 2012 at a per share exercise price of $7.00. The Units will trade under the symbol “ZN.U” and the warrant will trade (following the Termination Date) under the symbol “ZN.WS”.

The offering will terminate on the earlier to occur of (the “Termination Date”: (i) January 9, 2009, (ii) the date on which a total of 2,500,000 units have been subscribed and accepted, or (iii) such date as announced by the Company on no less than two trading days' prior notice.

The Company will use the proceeds of the initial closing for the purposes and in the amounts described in the Registration Statement.

Item 9.01(d)

Exhibit 99 - Press Release dated December 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: December 2, 2008	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer